                      AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT ("this Amendment") is entered into as of April 16, 1998, by and among Econophone, Inc., a New York corporation ("Buyer"); and Richard Masino, an individual domiciliary of the State of New York ("Masino"), and Robert Wunder, an individual domiciliary of the State of Connecticut ("Wunder"), together the former holders of all the issued and outstanding shares of capital stock of VoiceNet Corporation, a New York corporation ("the Company") (each of Masino and Wunder individually a "Seller" and together, jointly and severally, the "Sellers").

                                    RECITALS

         The parties previously have entered into a Stock Purchase Agreement dated as of January 28, 1998 ("the Agreement").

         The parties mutually desire to amend the Agreement in certain respects, and to restate and reconfirm the remaining unperformed terms and conditions of the Agreement that are not amended hereby.

         Now, therefore, in consideration of the foregoing covenants and promises, and other good and valuable consideration, the parties agree as follows:

         1. All defined terms in the Agreement shall have the same meanings in this Amendment, unless otherwise specified.

         2. Section 3.1 of the Agreement is hereby deleted in its entirety and the following text is substituted in place of the deleted provisions:

         3.1 The Purchase Price payable in respect of the Shares shall be increased by an amount (the "Earn-Out Bonus"), calculated and paid as follows:

                  3.1.1 DURING THE PERIOD FROM AND INCLUDING APRIL 16, 1998 TO AND INCLUDING APRIL 15, 1999: the Earn-Out Bonus shall be calculated on two components, computed over the period from and including the 16th of each calendar month to and including the 15th of the following calendar month: (A) 4.08% of Base Year Calling Card Revenues (as defined below), plus (B) 1.2% of Base Year Additional Revenues (as defined below); PROVIDED, that no single element of Earn-Out Bonus will be calculated on both of the separate components specified in this subsection. For all purposes of this subsection 3.1.1, the following definitions shall apply:


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                           (w) "Base Year Calling Card Revenues" shall mean that
                           amount by which Net Monthly Revenues ("NMR", as defined below) of Calling Card Services (defined below) shall exceed US$3,500,000;

                           (x) "Base Year Additional Revenues" shall mean the combined NMR of postpaid "1+", prepaid "1+", fixed termination toll-free "800"/"888", reroutable toll-free "800"/ "888", ITFS, and local access PIN services generated by the VoiceNet business unit of Econophone (collectively, the "Other Services"), calculated upon the full US dollar increment above a base of zero;

                           (y) "NMR" shall mean the gross monthly revenues of Calling Card Services or Other Services, as the case may be, generated by the VoiceNet business unit of Econophone, but shall not include (a) universal service charges and other access fees, payphone surcharges and other surcharges, directory assistance charges, line and installation charges, monthly fees, taxes, promotional discounts, minimum usage charges, fraudulent charges, or subsequently credited charges for any of the foregoing, or (b) those revenues for which Sellers or their Affiliates otherwise receive commissions pursuant to separate agreements or arrangements;

                           (z) "Calling Card Services" shall mean the following calling card products and services only, and no other products or services: (a) postpaid calling card products and postpaid calling card services marketed by the VoiceNet business unit of Econophone (excluding postpaid calling card products and services marketed by Econophone independently of the VoiceNet business unit, other than those products or services that were developed by the VoiceNet business unit) and (b) prepaid calling card products and prepaid calling card services marketed by the VoiceNet business unit of Econophone (excluding prepaid calling card products and services marketed by Econophone independently of the VoiceNet business unit, other than those products or services that were developed by the VoiceNet business unit).

                  3.1.2 DURING THE PERIOD FROM AND INCLUDING APRIL 16, 1999 TO AND INCLUDING APRIL 15, 2000: the Earn-Out Bonus shall be calculated on two components, computed over the period from and including the 16th of each calendar month to and including the 15th of the following calendar month: (A) 2.5% of Second Year Calling Card Revenues (as defined below), plus (B) 1.2% of Second Year


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                           Additional Revenues (as defined below); provided,
                           that no single element of Commission will be calculated on both of the separate components specified in this subsection. For all purposes of this subsection 3.1.2, the following definitions shall apply:

                           (w) "Second Year Calling Card Revenues" shall mean that amount by which NMR of Calling Card Services during the applicable month shall exceed the average NMR of Calling Card Services for the three-month period from and including January 16, 1999 through and including April 15, 1999;

                           (x) "Second Year Additional Revenues" shall mean the amount by which the combined NMR of Other Services shall exceed the average combined NMR of Other Services for the three-month period January 16, 1999 through April 15, 1999.

                  3.1.3 DURING THE PERIOD FROM AND INCLUDING APRIL 16, 2000 TO AND INCLUDING APRIL 15, 2001: the Commission shall be calculated on two components, computed over the period from and including the 16th of each calendar month to and including the 15th of the following calendar month: (A) 2.5% of Third Year Calling Card Revenues (as defined below), plus (B) 1.2% of Third Year Additional Revenues (as defined below); provided, that no single element of Commission will be calculated on both of the separate components specified in this subsection. For all purposes of this subsection 3.1.3, the following definitions shall apply:

                           (w) "Third Year Calling Card Revenues" shall mean that amount by which NMR of Calling Card Services shall exceed the average of the actual monthly revenues for the three-month period from and including January 16, 2000 through and including April 15, 2001;

                           (x) "Third Year Additional Revenues" shall mean the amount by which the combined NMR of Other Services shall exceed the average of the combined NMR of Other Services for the three-month period from and including January 16, 2000 through and including April 15, 2001.

                  3.1.4 The actual amount of each monthly payment of Earn-Out Bonus shall be the figure determined in accordance subsection 3.1.1, 3.1.2 or 3.1.3 hereof, as the case may be, less $15,000.

                  3.1.5 In the event that the Employment Agreements (as defined in subsection 5.1.6 below) are terminated pursuant to paragraphs (a),


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                           (b) or (c) of Section 8 thereof, any Earn-Out-Bonus
                           theretofore accrued but not paid up to the date of such termination shall be due and payable in accordance with the terms of subsection 3.2.1 of this Agreement.

         3. Section 3.2.1 of the Agreement is hereby deleted in its entirety and the following text is substituted in place of the deleted provision:

                  3.2.1 The Earn-Out Bonus shall be computed and paid by Econophone no later than the 10th day following the conclusion of any billing cycle (currently the 15th day of each calendar month) with respect to the immediately preceding concluded billing cycle, and shall be payable with respect to all complete billing cycles (and on a pro rata basis for any partial billing cycle) for so long as both Employment Agreements (as defined in subsection 5.1.6 below) continue in effect; PROVIDED, HOWEVER, that in the event either Employment Agreement is terminated pursuant to Section 8(d) thereof, with the effect that no further Earn-Out Bonus shall be payable on account of such termination, then Sellers shall be entitled to a single final payment equal to the amount (if any) by which the average of the last three cycle payments of Earn-Out Bonus prior to the termination exceeds six months' salary payable pursuant to Section 8(d) of the Employment Agreement.

         4. The Employment Agreements dated February 12, 1998, referenced in Subsection 5.1.6 of the Agreement and annexed to the Agreement as Exhibits A-1 and A-2 are hereby terminated and shall be of no further force and effect. Each of Sellers has entered into a replacement Employment Agreement dated as of the same date as this Amendment, copies of which are annexed hereto as Exhibits A-1 and A-2, and all references in the Agreement to either or both of the Employment Agreements shall hereafter mean the replacement Employment Agreements described herein in this Paragraph 3.

         5. All others terms and conditions of the Agreement shall remain in full force and effect. In the event of any ambiguity between the provisions of this Amendment and the language of the Agreement, the provisions of this Amendment shall control.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


SELLERS:                            BUYER:


RICHARD MASINO                      ECONOPHONE, INC.


________________________________    By: ________________________________


ROBERT WUNDER                       Name: ______________________________


________________________________    Title: _______________________________


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                                                                     EXHIBIT A-1

                           WUNDER EMPLOYMENT AGREEMENT


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                                                                     EXHIBIT A-2

                           MASINO EMPLOYMENT AGREEMENT


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